Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-175245 on Form S-8 of our report dated June 27, 2016, appearing in this Annual Report on Form 11-K of the Marathon Petroleum Thrift Plan for the year ended December 31, 2015.
/s/ McConnell & Jones LLP
Houston, Texas
June 27, 2016

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